EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Selene Oh (650) 312-4091, selene.oh@franklintempleton.com
Media Relations: Jeaneen Terrio (212) 632-4005, jeaneen.terrio@franklintempleton.com
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Third Quarter Results

San Mateo, CA, August 1, 2025 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $92.3 million or $0.15 per diluted share for the quarter ended June 30, 2025, as compared to $151.4 million or $0.26 per diluted share for the previous quarter, and $174.0 million or $0.32 per diluted share for the quarter ended June 30, 2024. Operating income was $154.1 million for the quarter ended June 30, 2025, as compared to $145.6 million for the previous quarter and $222.5 million for the prior year.

As supplemental information, the Company is providing certain adjusted performance measures which are based on methodologies other than generally accepted accounting principles. Adjusted net income2 was $263.4 million and adjusted diluted earnings per share2 was $0.49 for the quarter ended June 30, 2025, as compared to $254.4 million and $0.47 for the previous quarter, and $326.4 million and $0.60 for the quarter ended June 30, 2024. Adjusted operating income2 was $377.8 million for the quarter ended June 30, 2025, as compared to $377.2 million for the previous quarter and $424.9 million for the prior year.

“As investors navigate today’s complex market and geopolitical landscape, we remain committed to being a trusted partner to our clients, offering solutions across public and private markets,” said Jenny Johnson, President and CEO of Franklin Resources, Inc. “This quarter, we saw progress across asset classes, investment vehicles and geographies, highlighting the strength of our diversified global platform. Long-term net outflows were $9.3 billion, a significant improvement from last quarter, and excluding Western Asset Management, long-term net inflows were $7.8 billion, the seventh consecutive quarter of positive net flows. Our institutional pipeline of won-but-unfunded mandates rose by net $4 billion to a record $24.4 billion, reflecting strong client demand across all asset classes.

“This quarter, we continued to successfully execute on our long-term corporate priorities, which reflect key areas of long-term growth. Fundraising in alternatives generated $6.2 billion for the quarter, of which private market assets totaled $5.3 billion. This brings alternative asset fundraising to $19 billion fiscal year-to-date, including $15.7 billion in private markets. In June, we announced an agreement to acquire a majority interest in Apera Asset Management, a pan-European private credit firm with approximately $5.7 billion in assets under management (“AUM”) bringing our pro forma private credit AUM to nearly $90 billion. This transaction will expand our direct lending capabilities across Europe’s lower middle market and reflects our continued commitment to growing our world-class global alternatives platform, which had $258 billion in AUM at quarter-end.

“Strong growth continued across investment vehicles in the U.S. and overseas. Our ETF platform achieved its 15th consecutive quarter of positive net flows, attracting $4.3 billion, a 5% increase from the prior quarter, and reached a new high of $44.1 billion in AUM. Retail SMAs and our Canvas® custom indexing platform also attracted notable inflows, with Canvas’ AUM of $13.7 billion, increasing 20% from the prior quarter. Internationally, we had positive net flows during the quarter with ending AUM of approximately $500 billion.

“We continue to focus on expense discipline and operational efficiencies. Our balance sheet remains strong, providing the flexibility to pursue strategic investments and return capital to shareholders. Looking ahead, we are well positioned to help clients navigate this period of market volatility by offering comprehensive solutions across public and private markets.”

	Quarter Ended		% Change	Quarter Ended	% Change
	30-Jun-25	31-Mar-25	Qtr. vs. Qtr.	30-Jun-24	Year vs. Year
Financial Results
(in millions, except per share data)
Operating revenues	$2,064.0	$2,111.4	(2%)	$2,122.9	(3%)
Operating income	154.1	145.6	6%	222.5	(31%)
Operating margin	7.5%	6.9%		10.5%

Net income[1]	$92.3	$151.4	(39%)	$174.0	(47%)
Diluted earnings per share	0.15	0.26	(42%)	0.32	(53%)

As adjusted (non-GAAP):[2]
Adjusted operating income	$377.8	$377.2	0%	$424.9	(11%)
Adjusted operating margin	23.7%	23.4%		25.7%

Adjusted net income	$263.4	$254.4	4%	$326.4	(19%)
Adjusted diluted earnings per share	0.49	0.47	4%	0.60	(18%)

Assets Under Management
(in billions)
Ending	$1,611.8	$1,540.6	5%	$1,646.6	(2%)
Average[3]	1,565.2	1,570.5	0%	1,632.6	(4%)
Long-term net flows	(9.3)	(26.2)		(3.2)

Total AUM was $1,611.8 billion at June 30, 2025, up $71.2 billion during the quarter due to the positive impact of $78.0 billion of net market change, distributions, and other, and $2.7 billion of cash management net inflows, partially offset by $9.3 billion of long-term net outflows, inclusive of $17.1 billion of long-term net outflows at Western and $3.9 billion of long-term reinvested distributions, and $0.2 billion from the disposition of funds.

Cash and cash equivalents and investments were $5.9 billion and, including the Company’s direct investments in consolidated investment products (“CIPs”), were $6.8 billion4 at June 30, 2025. Total stockholders’ equity was $13.1 billion and the Company had 518.4 million shares of common stock outstanding at June 30, 2025. The Company repurchased 7.3 million shares of its common stock for a total cost of $157.4 million during the quarter ended June 30, 2025.

Conference Call Information

A written commentary on the results by Jenny Johnson, President and CEO; Matthew Nicholls, Executive Vice President, CFO and COO; and Adam Spector, Executive Vice President, Head of Global Distribution will be available via investors.franklinresources.com today at approximately 8:30 a.m. Eastern Time.

Ms. Johnson and Messrs. Nicholls and Spector will also lead a live teleconference today at 10:00 a.m. Eastern Time to answer questions. Access to the teleconference will be available via investors.franklinresources.com or by dialing (+1) (877) 407-0989 in North America or (+1) (201) 389-0921 in other locations. A replay of the teleconference can also be accessed by calling (+1) (877) 660-6853 in North America or (+1) (201) 612-7415 in other locations using access code 13754756 after 2:00 p.m. Eastern Time on August 1, 2025 through August 8, 2025, or via investors.franklinresources.com.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at investorrelations@franklintempleton.com before the live teleconference for any clarifications or questions related to the earnings release or written commentary.

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended June 30,		% Change	Nine Months Ended June 30,		% Change
	2025	2024		2025	2024
Operating Revenues
Investment management fees	$1,640.8	$1,689.9	(3%)	$5,113.7	$5,056.0	1%
Sales and distribution fees	351.9	358.3	(2%)	1,092.3	1,013.0	8%
Shareholder servicing fees	59.9	61.8	(3%)	185.3	162.3	14%
Other	11.4	12.9	(12%)	35.7	35.5	1%
Total operating revenues	2,064.0	2,122.9	(3%)	6,427.0	6,266.8	3%
Operating Expenses
Compensation and benefits	901.1	893.8	1%	2,812.5	2,890.3	(3%)
Sales, distribution and marketing	480.7	481.1	0%	1,491.1	1,366.2	9%
Information systems and technology	162.7	156.6	4%	477.4	442.7	8%
Occupancy	69.5	104.8	(34%)	213.9	247.7	(14%)
Amortization of intangible assets	112.2	84.0	34%	337.3	254.4	33%
Impairment of intangible assets	—	—	NM	24.4	—	NM
General, administrative and other	183.7	180.1	2%	551.7	507.2	9%
Total operating expenses	1,909.9	1,900.4	0%	5,908.3	5,708.5	4%
Operating Income	154.1	222.5	(31%)	518.7	558.3	(7%)
Other Income (Expenses)
Investment and other income, net	23.4	74.5	(69%)	128.0	300.2	(57%)
Interest expense	(25.8)	(25.7)	0%	(69.7)	(72.2)	(3%)
Investment and other income (losses) of consolidated investment products, net	35.9	37.6	(5%)	(14.7)	103.7	NM
Expenses of consolidated investment products	(11.0)	(8.8)	25%	(29.8)	(20.6)	45%
Other income, net	22.5	77.6	(71%)	13.8	311.1	(96%)
Income before taxes	176.6	300.1	(41%)	532.5	869.4	(39%)
Taxes on income	59.9	68.1	(12%)	172.1	205.8	(16%)
Net income	116.7	232.0	(50%)	360.4	663.6	(46%)
Less: net income (loss) attributable to
Redeemable noncontrolling interests	20.0	43.0	(53%)	(88.8)	95.3	NM
Nonredeemable noncontrolling interests	4.4	15.0	(71%)	41.9	18.8	NM
Net Income Attributable to Franklin Resources, Inc.	$92.3	$174.0	(47%)	$407.3	$549.5	(26%)

Earnings per Share
Basic	$0.15	$0.32	(53%)	$0.70	$1.04	(33%)
Diluted	0.15	0.32	(53%)	0.70	1.03	(32%)
Dividends Declared per Share	$0.32	$0.31	3%	$0.96	$0.93	3%

Average Shares Outstanding
Basic	515.7	516.5	0%	517.4	507.2	2%
Diluted	516.5	517.2	0%	518.2	508.0	2%

Operating Margin	7.5%	10.5%		8.1%	8.9%

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended		% Change	Three Months Ended
	30-Jun-25	31-Mar-25		31-Dec-24	30-Sep-24	30-Jun-24
Operating Revenues
Investment management fees	$1,640.8	$1,673.6	(2%)	$1,799.3	$1,766.2	$1,689.9
Sales and distribution fees	351.9	364.9	(4%)	375.5	368.0	358.3
Shareholder servicing fees	59.9	61.9	(3%)	63.5	67.0	61.8
Other	11.4	11.0	4%	13.3	10.0	12.9
Total operating revenues	2,064.0	2,111.4	(2%)	2,251.6	2,211.2	2,122.9
Operating Expenses
Compensation and benefits	901.1	920.0	(2%)	991.4	940.8	893.8
Sales, distribution and marketing	480.7	498.1	(3%)	512.3	496.9	481.1
Information systems and technology	162.7	158.7	3%	156.0	177.4	156.6
Occupancy	69.5	69.3	0%	75.1	77.7	104.8
Amortization of intangible assets	112.2	112.5	0%	112.6	83.8	84.0
Impairment of intangible assets	—	24.4	NM	—	389.2	—
General, administrative and other	183.7	182.8	0%	185.2	196.1	180.1
Total operating expenses	1,909.9	1,965.8	(3%)	2,032.6	2,361.9	1,900.4
Operating Income (Loss)	154.1	145.6	6%	219.0	(150.7)	222.5
Other Income (Expenses)
Investment and other income, net	23.4	94.1	(75%)	10.5	95.3	74.5
Interest expense	(25.8)	(20.8)	24%	(23.1)	(25.0)	(25.7)
Investment and other income (losses) of consolidated investment products, net	35.9	(164.7)	NM	114.1	46.2	37.6
Expenses of consolidated investment products	(11.0)	(11.5)	(4%)	(7.3)	(12.0)	(8.8)
Other income (expenses), net	22.5	(102.9)	NM	94.2	104.5	77.6
Income (loss) before taxes	176.6	42.7	314%	313.2	(46.2)	300.1
Taxes on income	59.9	31.1	93%	81.1	9.5	68.1
Net income (loss)	116.7	11.6	906%	232.1	(55.7)	232.0
Less: net income (loss) attributable to
Redeemable noncontrolling interests	20.0	(158.4)	NM	49.6	32.6	43.0
Nonredeemable noncontrolling interests	4.4	18.6	(76%)	18.9	(3.6)	15.0
Net Income (Loss) Attributable to Franklin Resources, Inc.	$92.3	$151.4	(39%)	$163.6	$(84.7)	$174.0

Earnings (Loss) per Share
Basic	$0.15	$0.26	(42%)	$0.29	$(0.19)	$0.32
Diluted	0.15	0.26	(42%)	0.29	(0.19)	0.32
Dividends Declared per Share	$0.32	$0.32	0%	$0.32	$0.31	$0.31

Average Shares Outstanding
Basic	515.7	519.1	(1%)	517.4	516.2	516.5
Diluted	516.5	519.9	(1%)	518.2	516.2	517.2

Operating Margin	7.5%	6.9%	9.7%	(6.8)%	10.5%

AUM AND FLOWS

(in billions)	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025 [5]	2024
Beginning AUM	$1,540.6	$1,644.7	$1,678.6	$1,374.2
Long-term inflows	75.6	82.7	259.3	236.5
Long-term outflows	(84.9)	(85.9)	(344.8)	(237.8)
Long-term net flows	(9.3)	(3.2)	(85.5)	(1.3)
Cash management net flows	2.7	3.0	5.4	2.9
Total net flows	(6.6)	(0.2)	(80.1)	1.6
Disposition	(0.2)	—	(0.2)	148.3
Net market change, distributions and other [6]	78.0	2.1	13.5	122.5
Ending AUM	$1,611.8	$1,646.6	$1,611.8	$1,646.6
Average AUM	$1,565.2	$1,632.6	$1,596.4	$1,533.1

AUM BY ASSET CLASS

(in billions)	30-Jun-25	31-Mar-25	% Change	31-Dec-24	30-Sep-24	30-Jun-24
Equity	$656.6	$598.1	10%	$620.0	$632.1	$595.0
Fixed Income	441.7	446.0	(1%)	469.5	556.4	564.5
Alternative	258.4	251.8	3%	248.8	249.9	254.5
Multi-Asset	183.2	175.8	4%	174.0	176.2	168.1
Cash Management	71.9	68.9	4%	63.4	64.0	64.5
Total AUM	$1,611.8	$1,540.6	5%	$1,575.7	$1,678.6	$1,646.6
Average AUM for the Three-Month Period	$1,565.2	$1,570.5	0%	$1,634.5	$1,667.5	$1,632.6

AUM BY SALES REGION

(in billions)	30-Jun-25	31-Mar-25	% Change	31-Dec-24	30-Sep-24	30-Jun-24
United States	$1,114.9	$1,071.3	4%	$1,102.5	$1,177.1	$1,155.0
International
Europe, Middle East and Africa	208.0	195.8	6%	193.7	209.1	205.8
Asia-Pacific	168.5	158.5	6%	165.2	178.0	174.1
Americas, excl. U.S.	120.4	115.0	5%	114.3	114.4	111.7
Total international	496.9	469.3	6%	473.2	501.5	491.6
Total	$1,611.8	$1,540.6	5%	$1,575.7	$1,678.6	$1,646.6

AUM AND FLOWS BY ASSET CLASS

(in billions)
for the three months ended June 30, 2025	Equity	Fixed Income	Alternative	Multi-Asset	Cash Management	Total
AUM at April 1, 2025	$598.1	$446.0	$251.8	$175.8	$68.9	$1,540.6
Long-term inflows	32.0	28.2	5.6	9.8	—	75.6
Long-term outflows	(32.6)	(41.2)	(3.1)	(8.0)	—	(84.9)
Long-term net flows	(0.6)	(13.0)	2.5	1.8	—	(9.3)
Cash management net flows	—	—	—	—	2.7	2.7
Total net flows	(0.6)	(13.0)	2.5	1.8	2.7	(6.6)
Disposition	—	(0.1)	(0.1)	—	—	(0.2)
Net market change, distributions and other [6]	59.1	8.8	4.2	5.6	0.3	78.0
AUM at June 30, 2025	$656.6	$441.7	$258.4	$183.2	$71.9	$1,611.8

(in billions)
for the three months ended March 31, 2025	Equity	Fixed Income	Alternative	Multi-Asset	Cash Management [5]	Total
AUM at January 1, 2025	$620.0	$469.5	$248.8	$174.0	$63.4	$1,575.7
Long-term inflows	38.9	26.5	8.5	12.9	—	86.8
Long-term outflows	(44.3)	(57.0)	(2.1)	(9.6)	—	(113.0)
Long-term net flows	(5.4)	(30.5)	6.4	3.3	—	(26.2)
Cash management net flows	—	—	—	—	2.7	2.7
Total net flows	(5.4)	(30.5)	6.4	3.3	2.7	(23.5)
Net market change, distributions and other [6]	(16.5)	7.0	(3.4)	(1.5)	2.8	(11.6)
AUM at March 31, 2025	$598.1	$446.0	$251.8	$175.8	$68.9	$1,540.6

(in billions)
for the three months ended June 30, 2024	Equity	Fixed Income	Alternative	Multi-Asset	Cash Management	Total
AUM at April 1, 2024	$592.7	$571.4	$255.5	$163.4	$61.7	$1,644.7
Long-term inflows	32.0	37.4	3.4	9.9	—	82.7
Long-term outflows	(33.6)	(42.2)	(2.0)	(8.1)	—	(85.9)
Long-term net flows	(1.6)	(4.8)	1.4	1.8	—	(3.2)
Cash management net flows	—	—	—	—	3.0	3.0
Total net flows	(1.6)	(4.8)	1.4	1.8	3.0	(0.2)
Net market change, distributions and other [6]	3.9	(2.1)	(2.4)	2.9	(0.2)	2.1
AUM at June 30, 2024	$595.0	$564.5	$254.5	$168.1	$64.5	$1,646.6

Supplemental Non-GAAP Financial Measures
As supplemental information, we are providing performance measures for “adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share,” each of which is based on methodologies other than generally accepted accounting principles (“non-GAAP measures”). Management believes these non-GAAP measures are useful indicators of our financial performance and may be helpful to investors in evaluating our relative performance against industry peers.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are defined below, followed by reconciliations of operating income, operating margin, net income attributable to Franklin Resources, Inc. and diluted earnings per share on a U.S. GAAP basis to these non-GAAP measures. Non-GAAP measures should not be considered in isolation from, or as substitutes for, any financial information prepared in accordance with U.S. GAAP, and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.
Adjusted Operating Income
We define adjusted operating income as operating income adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
•Special termination benefits and other expenses related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Impact on compensation and benefits expense from gains and losses on investments related to deferred compensation plans, which is offset in investment and other income (losses), net.
•Impact on compensation and benefits expense related to minority interests in certain subsidiaries, which is offset in net income (loss) attributable to redeemable noncontrolling interests.
Adjusted Operating Margin
We calculate adjusted operating margin as adjusted operating income divided by adjusted operating revenues. We define adjusted operating revenues as operating revenues adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related performance-based investment management fees which are passed through as compensation and benefits expense.
•Sales and distribution fees and a portion of investment management fees allocated to cover sales, distribution and marketing expenses paid to the financial advisers and other intermediaries who sell our funds on our behalf.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
We define adjusted net income as net income attributable to Franklin Resources, Inc. adjusted to exclude the following:
•Activities of CIPs.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
◦Interest expense for amortization of debt premium from acquisition-date fair value adjustment.
•Special termination benefits and other expenses related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Net gains or losses on investments related to deferred compensation plans which are not offset by compensation and benefits expense.
•Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income (loss) attributable to redeemable noncontrolling interests.
•Unrealized investment gains and losses.
•Net income tax expense of the above adjustments based on the respective blended rates applicable to the adjustments.
We define adjusted diluted earnings per share as diluted earnings per share adjusted to exclude the per share impacts of the adjustments applied to net income in calculating adjusted net income.

In calculating our non-GAAP measures, we adjust for the impact of CIPs because it is not considered reflective of our underlying results of operations. Acquisition-related items and special termination benefits are excluded to facilitate comparability to other asset management firms. We adjust for compensation and benefits expense related to funded deferred compensation plans because it is partially offset in other income (expense), net. We adjust for compensation and benefits expense and net income (loss) attributable to redeemable noncontrolling interests to reflect the economics of certain profits interest arrangements. Sales and distribution fees and a portion of investment management fees generally cover sales, distribution and marketing expenses and, therefore, are excluded from adjusted operating revenues. In addition, when calculating adjusted net income and adjusted diluted earnings per share we exclude unrealized investment gains and losses included in investment and other income (losses) because the related investments are generally expected to be held long term.

The calculations of adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share are as follows:

(in millions)	Three Months Ended			Nine Months Ended
	30-Jun-25	31-Mar-25	30-Jun-24	30-Jun-25	30-Jun-24
Operating income	$154.1	$145.6	$222.5	$518.7	$558.3
Add (subtract):
Elimination of operating revenues upon consolidation of investment products*	12.0	13.1	12.3	37.6	34.7
Acquisition-related retention	47.9	34.7	43.7	128.4	217.3
Compensation and benefits expense from gains on deferred compensation, net	0.1	3.6	1.8	4.6	34.8
Other acquisition-related expenses	10.5	10.7	33.6	30.6	65.6
Amortization of intangible assets	112.2	112.5	84.0	337.3	254.4
Impairment of intangible assets	—	24.4	—	24.4	—
Special termination benefits	26.9	17.4	16.7	44.7	63.8
Compensation and benefits expense related to minority interests in certain subsidiaries	14.1	15.2	10.3	41.5	32.6
Adjusted operating income	$377.8	$377.2	$424.9	$1,167.8	$1,261.5

Total operating revenues	$2,064.0	$2,111.4	$2,122.9	$6,427.0	$6,266.8
Add (subtract):
Acquisition-related pass through performance fees	(2.1)	(16.2)	—	(87.4)	(87.0)
Sales and distribution fees	(351.9)	(364.9)	(358.3)	(1,092.3)	(1,013.2)
Allocation of investment management fees for sales, distribution and marketing expenses	(128.8)	(133.2)	(122.8)	(398.8)	(353.0)
Elimination of operating revenues upon consolidation of investment products*	12.0	13.1	12.3	37.6	34.7
Adjusted operating revenues	$1,593.2	$1,610.2	$1,654.1	$4,886.1	$4,848.3

Operating margin	7.5%	6.9%	10.5%	8.1%	8.9%
Adjusted operating margin	23.7%	23.4%	25.7%	23.9%	26.0%

(in millions, except per share data)	Three Months Ended			Nine Months Ended
	30-Jun-25	31-Mar-25	30-Jun-24	30-Jun-25	30-Jun-24
Net income attributable to Franklin Resources, Inc.	$92.3	$151.4	$174.0	$407.3	$549.5
Add (subtract):
Net (income) loss of consolidated investment products*	3.9	(8.3)	(2.4)	(0.2)	(1.1)
Acquisition-related retention	47.9	34.7	43.7	128.4	217.3
Other acquisition-related expenses	13.0	13.1	34.9	38.8	75.0
Amortization of intangible assets	112.2	112.5	84.0	337.3	254.4
Impairment of intangible assets	—	24.4	—	24.4	—
Special termination benefits	26.9	17.4	16.7	44.7	63.8
Net gains on deferred compensation plan investments not offset by compensation and benefits expense	(2.6)	(1.1)	(1.1)	(2.4)	(11.0)
Unrealized investment (gains) losses	11.2	(42.9)	31.0	(0.2)	(27.6)
Interest expense for amortization of debt premium	(5.0)	(5.0)	(6.4)	(14.9)	(19.2)
Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income attributable to redeemable noncontrolling interests	7.4	7.4	2.8	18.9	1.2
Net income tax expense of adjustments	(43.8)	(49.2)	(50.8)	(143.8)	(140.8)
Adjusted net income	$263.4	$254.4	$326.4	$838.3	$961.5

Diluted earnings per share	$0.15	$0.26	$0.32	$0.70	$1.03
Adjusted diluted earnings per share	0.49	0.47	0.60	1.55	1.81
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*    The impact of CIPs is summarized as follows:

(in millions)	Three Months Ended			Nine Months Ended
	30-Jun-25	31-Mar-25	30-Jun-24	30-Jun-25	30-Jun-24
Elimination of operating revenues upon consolidation	$(12.0)	$(13.1)	$(12.3)	$(37.6)	$(34.7)
Other income (expenses), net	19.9	(129.8)	42.0	(48.4)	72.0
Less: income (loss) attributable to noncontrolling interests	11.8	(151.2)	27.3	(86.2)	36.2
Net income (loss)	$(3.9)	$8.3	$2.4	$0.2	$1.1

Notes
1.Net income represents net income attributable to Franklin Resources, Inc.
2.“Adjusted net income,” “adjusted diluted earnings per share,” “adjusted operating income” and “adjusted operating margin” are based on methodologies other than generally accepted accounting principles. See “Supplemental Non-GAAP Financial Measures” for definitions and reconciliations of these measures.
3.Average AUM is calculated as the average of the month-end AUM for the trailing four months.
4.Includes our direct investments in CIPs of $929 million, approximately $366 million of employee-owned and other third-party investments made through partnerships, approximately $429 million of investments that are subject to long-term repurchase agreements and other net financing arrangements, and approximately $444 million of cash and investments related to deferred compensation plans.
5.On March 31, 2025, cash management AUM and net flows were updated to include $6.3 billion of AUM and $3.7 billion of net inflows related to two money market mutual fund share classes previously closed to third-party investors.
6.Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, and foreign exchange revaluation.
Franklin Resources, Inc. (NYSE: BEN) is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 150 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the Company offers specialization on a global scale, bringing extensive capabilities in equity, fixed income, alternatives and multi-asset solutions. With more than 1,500 investment professionals, and offices in major financial markets around the world, the California-based company has over 75 years of investment experience and $1.61 trillion in AUM as of June 30, 2025. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.
Forward-Looking Statements

Some of the statements herein may include forward-looking statements that reflect our current views with respect to future events, financial performance and market conditions. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words or phrases written in the future tense and/or preceded by words such as “anticipate,” “believe,” “could,” “depends,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or other similar words or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors that may cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements, including market and volatility risks, investment performance and reputational risks, global operational risks, competition and distribution risks, third-party risks, technology and security risks, human capital risks, cash management risks, and legal and regulatory risks. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other possible future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

These and other risks, uncertainties and other important factors are described in more detail in our recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and our subsequent Quarterly Reports on Form 10-Q. If a circumstance occurs after the date of this press release that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we undertake no obligation to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, to reflect any change in assumptions, beliefs or expectations, or any change in events, conditions or circumstances upon which any forward-looking statement is based, unless required by law.

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